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                                                                    EXHIBIT 4.1



THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I). A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II). THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY ACTING REASONABLY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.


Date: June 10, 1998                                Principal Amount: $50,000.00


                              VERIDIEN CORPORATION
                                   Debenture

         Veridien Corporation, a Delaware corporation, (the "Company"), having its principal office and place for the transaction of business at 11800 28th Street, St. Petersburg, Florida, for value received, hereby promises to pay all principal and accrued interest thereon to the Wardeb Investment Corporation (the "Lender" and, together with any assignee, the "Holder") on December 31, 1998 (the "Maturity Date"). The Company may prepay any portion of the principal due hereunder at any time prior to the Maturity Date provided that each prepayment shall be applied firstly to all accrued and unpaid interest then due under this Debenture with only the remaining balance being applied to principal reduction.

         Interest shall be calculated, both before and after the Maturity Date, at the rate of eleven percent (11%) per annum, compounded semi-annually. Interest shall be payable in full on the Maturity Date.

         This Debenture may, at the option of the Lender, be converted into shares of the common stock, $.001 par value, of the Company (the "Common Stock") as follows:

         A. The whole or any part of the principal amount due under this Debenture, together with any accrued and unpaid interest calculated in accordance with the terms hereof, may, at any time prior to the satisfaction thereof, be converted into Common Stock.

         B. The conversion price per share shall equal $0.1350 per share (the "Conversion Price"). The conversion privilege terminates when all principal plus interest due under this Debenture has been paid in full or converted to Common Stock.

         C. To exercise the conversion privilege, the Holder shall surrender this Debenture to the Company at its principal office, accompanied by an executed notice (which shall be irrevocable) stating that the Holder elects to convert all or any specified part of the principal due under this Debenture, together with any accrued and unpaid interest, into Common Stock. Such notice shall be deemed to constitute the Holder's subscription for the number of shares of
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Common Stock to which it shall be entitled hereunder. The date of receipt by the Company of such notice is herein referred to as the "Date of Conversion".

         D. As promptly as practicable, and in any event no later than the tenth day after the Date of Conversion, the Company shall cause to be issued and delivered to the Holder, or its designee, one or more certificates (the "Certificates") for the whole shares of Common Stock deliverable upon the conversion. If any fractional interest in a share of Common Stock would, except for the provisions of this section, be deliverable upon a conversion of this Debenture, the company shall, at its option, satisfy such fractional interest by paying to the Holder an amount in cash equal (to the nearest cent) to the value (as determined by the directors) of the fractional share on the business day next preceding the Date of Conversion. Shares of Common Stock issued upon conversion of this Debenture shall be restricted in accordance with federal and state securities laws and each Certificate shall bear the legend reflected on the cover hereof.

         E. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Date of Conversion and each person in whose name any Certificate shall be deliverable shall be deemed to have become on such date the holder of record of the Common Stock, represented thereby.

         F. Where the Holder intends only to convert a portion of this Debenture, upon surrender to the Company of this Debenture, the Holder thereof shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unconverted portion of the principal amount, together with a pro rata share of the interest accrued and unpaid, of this Debenture so surrendered.

         G. The Common Stock issued upon any conversion hereunder shall be entitled to receive only those dividends whose date of declaration shall occur on or after the Date of Conversion.

         H. The Conversion Price and the number of shares purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

         (1) If the Company shall at any time subdivide, by means of a forward stock split, stock dividend or otherwise the outstanding shares of its Common Stock, then upon subdivision the Conversion Price in effect immediately prior thereto shall be proportionately decreased, and upon combination or consolidation, by means of a reverse stock split or otherwise, the Conversion Price in effect immediately prior to such combination or consolidation shall be proportionately increased, effective from and after the record date of such subdivision or combination or consolidation, as the case may be.

         Upon any adjustment in the Conversion Price pursuant to this subparagraph (1) above, the Holder shall thereafter be entitled to convert this Debenture, or any portion thereof, to Common Stock at the adjusted Conversion Price.

         (2) If at any time while this Debenture is outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision, combination or consolidation of shares provided for in subparagraph (1.) above, or any consolidation or merger of the Company with another corporation, the Holder shall thereafter be entitled to
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receive, during the term hereof and upon timely exercise of the Holder's conversion rights hereunder, the number of shares of Common Stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock of the Company, would have been entitled upon such reorganization, reclassification, consolidation, or merger if this Debenture had been exercised immediately prior to such reorganization, reclassification, consolidation, or merger; and in any case appropriate adjustment (as determined by agreement of the Holder and the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth herein (including the adjustment of the Conversion Price and the number of shares issuable upon the conversion of this Debenture) shall thereafter be applicable , as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion thereof.

         (3) Upon any adjustment of the Conversion Price and any increase or decrease in the number of shares of Common Stock purchasable upon the conversion of this Debenture, then, and in each such case, the Company, within thirty days after the Holder's request, shall give written notice thereof to the Holder at the address of Holder as shown on the books of the Company, which notice shall state the Conversion Price as adjusted, setting forth in reasonable detail the method of calculation of each.

         (4) The issuance of certificates for shares of Common Stock upon any conversion of this Debenture shall be made without charge to the Holder for any stock transfer tax or expense imposed by the Company or its transfer agent in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by the Holder; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Debenture when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by Holder in person or by an attorney duly authorized in writing, and the Holder shall pay all stock transfer taxes payable upon issuance of such stock certificate.

         (5) The Company agrees that it will not increase the par value of the shares of the Common Stock issuable upon conversion of this Debenture above the then applicable Conversion Price and that, before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of any Common Stock issuable upon the conversion hereof, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Conversion Price as so adjusted.

         I. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the conversion hereof, a sufficient number of shares of Common Stock to permit the conversion hereof in full.

         J. Except as otherwise provided herein, this Debenture and all rights hereunder are transferable by the Holder in person or by duly authorized attorney on the books of the Company.

         K. Notwithstanding any provision herein to the contrary, the Holder may not sell, transfer, or otherwise assign this Debenture or the shares of Common Stock issuable upon
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conversion hereof without the consent of the Company, which consent may not unreasonably be withheld and which consent shall not be withheld in any event if the Company is provided with an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such sale, transfer, or assignment does not violate the Securities Act of 1933 or applicable state securities law.

         L. Notwithstanding anything herein contained, the Company shall in no case be required to issue fractional Common Stock, upon the conversion of the Debenture. If any fractional interest in a Common Stock would, except for the provisions of this section, be deliverable upon the conversion of the Debenture, the Company shall, at its option, adjust such fractional interest by paying to the Lender an amount in cash equal (to the nearest cent) to the appropriate fraction of the value (being a value determined by the directors) of a Common Stock on the business day next preceding the Date of Conversion.

         M. Shares of Common Stock issued upon conversion of this Debenture shall be restricted in accordance with state and federal securities laws except as otherwise hereinafter provided.

         N. Upon the occurrence of a default under the terms of this Debenture, the Company hereby waives demand, presentation of payment, protest, notice of protest, dishonor and any defense by reason of any extension of time or other indulgence granted by the Holder of this Debenture, and agrees that, upon such occurrence, the Holder shall have the right to accelerate the Maturity Date and constitute the then unpaid principal and interest as immediately due and payable. Default is defined as:

         (a) violation of any material term, condition or promise of this Debenture issued by the Company to Lender this date; or,

         (b) filing by or against the Company of any bankruptcy proceeding or any filing of relief of debtors in any court or under any statute.

         O. If the Holder incurs any costs in the collection or enforcement of this Debenture, including costs of filing suit and reasonable attorney fees, the Company agrees to pay such costs.

         P. This Debenture shall be interpreted in accordance with the laws of the State of Florida. No provision of this Debenture shall be affected by the invalidity of any other provision or provisions contained herein.

         Q. Time shall be of the essence of this Debenture and every part hereof.

         R. This Debenture shall be binding upon the Company and its successors and assigns and shall enure to the benefit of the Holder and its successors and assigns.

         S. Subsequent to execution of this Debenture, each party hereto shall take such further action and execute and deliver such further documentation as may be reasonably required to implement the purposes of this Debenture.
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         T.       This Agreement may be executed in counterparts and the
agreement outlined herein shall be effective when executed by all parties hereto. Delivery of facsimile copies of the executed agreement shall be sufficient evidence of its execution.

         U. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         IN WITNESS WHEREOF, Veridien Corporation has by its duly authorized officers executed this Debenture at St. Petersburg, Florida the date first above written.


                                               Veridien Corporation



                                               By:
                                                   ----------------------------
                                                   Andrew T. Libby, Jr.
                                                   Chief Operating Officer